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EXHIBIT 14.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Randgold Resources Share Option Scheme of our report date March 9, 2006 relating to the financial statements of Société de Mines de Morila SA, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Chartered Accountants (SA)
Registered Accountants and Auditors
Johannesburg, South Africa
June 29, 2006